Exhibit (j)(2)

CONSENT OF ERNST & YOUNG LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment No.79 to the Registration Statement (Form N-1A, File No. 33-96132) of our report dated March 22, 2017 on the financial statements and financial highlights of TD Short-Term Bond Fund, TD Core Bond Fund, TD High Yield Bond Fund, TD 1- to 5-Year Corporate Bond Portfolio, TD 5- to 10-Year Corporate Bond Portfolio, Epoch U.S. Equity Shareholder Yield Fund, Epoch Global Equity Shareholder Yield Fund, TD Global Low Volatility Equity Fund, TD Target Return Fund and Epoch U.S. Small-Mid Cap Equity Fund (ten of the series constituting TD Asset Management USA Funds Inc.) included in the Annual Report to shareholders for the year ended January 31, 2017.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

May 25, 2017